                                                                    EXHIBIT 10.6

         AMENDMENT dated as of June 20, 2003 (this "Amendment") by and among
PerfectData Corporation (the "Company"), Millennium Capital Corporation
("Millennium"), Harris A. Shapiro ("Shapiro"), JDK & Associates, Inc. ("JDK")
and Joseph D Kowal ("Kowal") to letter agreement dated January 20, 2000 (the
"Consulting Agreement") by and among the Company, Millennium and JDK.

         WHEREAS, the Company, Millennium and JDK are parties to the Consulting
Agreement pursuant to which Millennium and JDK were to act as the Company's financial advisor in connection with Transactions (as defined therein) between the Company and third parties introduced to the Company by Millennium and/or
JDK;

         WHEREAS, Shapiro is the President, director and shareholder of
Millennium;

         WHEREAS, Kowal is the President, director and shareholder of JDK;

         WHEREAS, the Company has executed a letter of intent, and is currently negotiating a definitive agreement and plan of merger and reorganization, with
SuperCom Ltd., an Israeli company ("SuperCom"), pursuant to which the shareholders of SuperCom would, if the contemplated transaction were consummated, obtain shares of the Company's Common Stock, no par value (the
"Common Stock"), representing in excess of seventy-two (72%) percent of the then outstanding shares of the Common Stock, and SuperCom would become a subsidiary of the Company;

         WHEREAS, the Company, Millennium and JDK desire to terminate the
Consulting Agreement on the terms and conditions set forth in this Amendment if and only if the proposed transaction with SuperCom (the "SuperCom Transaction")
is consummated;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Effective with the closing of the SuperCom Transaction, the
Consulting Agreement shall be terminated and shall thereafter have no further force and effect and, without limitation thereof, the Company shall have no further obligation thereunder to any of Millennium, Shapiro, JDK or Kowal and none of Millennium, Shapiro, JDK or Kowal shall thereafter have any obligation to the Company thereunder, except that each of Millennium and JDK may exercise its warrant expiring March 30, 2005 to purchase 10,000 shares of the Common
Stock at $2.75 per share granted pursuant to the Consulting Agreement.

         2. The Company shall direct the Transfer Agent for the Common Stock to issue 150,000 shares (the "Shares") of the Common Stock to JDK or its designee effective with the closing of the SuperCom Transaction. JDK hereby represents and warrants that it will acquire the Shares for investment purposes only and not with a view toward, or in connection with, any distribution thereof as such term is contemplated under the Securities Act of 1933, as amended

(the "Securities Act"). JDK hereby further agrees that, should it request that all or part of the Shares be issued to its designee, a condition precedent to any such issuance shall be a representation by the designee to the same effect as set forth in the preceding sentence. Any certificate or certificates evidencing the Shares shall bear such restrictive legend under the Securities
Act as counsel to the Company deems appropriate.

         3. If and only upon the closing of the SuperCom Transaction, each of
Millennium, Shapiro, JDK and Kowal releases and forever discharges the Company
(and its respective officers, directors, employees, agents, predecessors, successors and assigns) from any and all claims, complaints, demands, suits, actions, causes of action and liabilities of every kind, nature and description whatsoever, both at law and in equity, that it may now or hereafter may hold, have or claim to have by reason of any matter, cause or thing regarding, relating to, or involving the Consulting Agreement other than the warrants described in paragraph 1 hereof.

         4. If, at any time during the period ending with the second anniversary of the issuance of the Shares, the Company (or its successor as contemplated by the SuperCom Transaction) shall file pursuant to the Securities Act a registration statement relating to an offering for its own account or the account of others of any of its equity securities (other than on Form S-8 or its then equivalent relating to equity securities to be issued in connection with a stock option or other employee benefit plan), the Company shall send to JDK and/or any other holder (the "Other Holder") of all or part of the Shares written notice of its intention to file at least twenty (20) days prior to the intended filing date and, if within ten (10) days after delivery of such notice,
JDK and/or the Other Holder requests inclusion of all or part of the Shares in the registration statement, then the Shares or such portion thereon as to which a request is made shall be so included. If the offer is underwritten, JDK and/or the Other Holder agree to include the Shares in such underwritten offering and, if not underwritten, to advise the Company (or its successor) as to his, her or its proposed distribution method. The Company (or its successor) shall then use its best efforts to get such registration statement effective.

         5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any principles of conflicts of law.

         6. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7. All signatures to this Amendment may be delivered via facsimile and each such signature shall be considered an original signature.

         8. This Amendment embodies the entire agreement and understanding of the parties hereto in respect of the termination of the Consulting Agreement.
There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This
Agreement supercedes all prior agreements and undertakings between the parties with respect to the Consulting Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                            PERFECTDATA CORPORATION

                                            By /s/Irene J. Marino
                                               ---------------------------
                                               Irene J. Marino
                                               Vice President, Finance

                                            MILLENNIUM CAPITAL CORPORATION

                                            By /s/ Harris A. Shapiro
                                               ---------------------------
                                               Harris A. Shapiro

                                               /s/ Harris A. Shapiro
                                            ------------------------------
                                               Harris A. Shapiro

                                            JDK & ASSOCIATES, INC.

                                            By Joseph D. Kowal
                                               ---------------------------
                                               Joseph D. Kowal
                                               President

                                               /s/ Joseph D. Kowal
                                            ------------------------------
                                               Joseph D. Kowal

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